UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) July 19, 2007



                           GENERAL MOTORS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



            STATE OF DELAWARE                                  38-0572515
            -----------------                                  ----------
        (State or other jurisdiction of                     (I.R.S. Employer
        Incorporation or Organization)                     Identification No.)


      300 Renaissance Center, Detroit, Michigan                 48265-3000
      -----------------------------------------                 ----------
      (Address of Principal Executive Offices)                  (Zip Code)




                                 (313) 556-5000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR
    240.14a-12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


===============================================================================

ITEM 1.01   Entry into a Material Definitive Agreement

On June 22, 2007, General Motors Corporation ("GM"), Delphi Corporation ("Delphi"), and the United Auto Workers (the "UAW") entered into a Memorandum of Understanding regarding Delphi's restructuring (the "MOU"). The MOU was ratified by the UAW membership on June 28 and became effective on July 19, 2007 when the U.S. Bankruptcy Court that is hearing Delphi's Chapter 11 bankruptcy proceedings issued an order approving it.

The MOU covers a number of issues including (a) an extension of the GM-UAW benefit guarantee and the related Delphi indemnity, (b) flowbacks by certain Delphi UAW employees, (c) settlement of a UAW claim against Delphi, and (d) GM's financial support for certain specific Delphi sites.

In the MOU, GM agreed to extend the expiration date of the existing Benefit Guarantee Agreement with the UAW from October 18, 2007 to December 31, 2007. If Delphi has commenced solicitation of acceptance of its plan of reorganization prior to December 31, 2007, but the plan has not been confirmed and substantially consummated by then, the Benefit Guarantee Agreement with the UAW would be further extended to March 31, 2008. Delphi agreed to extend its agreement to indemnify GM for payments made under the Benefit Guarantee Agreement with the UAW on the same basis and for the same time period. Additionally, GM has agreed to pay for certain healthcare costs of Delphi retirees in order to provide mitigation to those retirees consistent with that being provided to GM retirees from the UAW Mitigation Plan VEBA. The incremental health care costs are approximately $360 million determined on a net present value basis. GM also agreed that if Delphi terminates its pension plan, ceases to provide on-going service, or fails or refuses to provide post retirement medical benefits for certain UAW employees at any time before both (a) GM and Delphi execute a comprehensive settlement agreement resolving the financial, commercial and other matters between them (the "GM-Delphi Settlement Agreement") and (b) the U.S. Bankruptcy Court substantially confirms a Delphi plan of reorganization that incorporates, approves and is consistent with the GM-Delphi Settlement Agreement (the "Delphi Reorganization Plan"), the applicable provisions of the Benefit Guarantee Agreement will be triggered for those UAW employees.

In the MOU, GM also agreed to allow Delphi UAW employees who were on the payroll prior to October 8, 2005 to flowback to GM and be offered job opportunities at GM under certain circumstances. GM will also permit certain Delphi UAW represented employees to flowback to GM for purposes of retiring by September 1, 2007 under the retirement incentives agreed to by Delphi and the UAW in the MOU, and GM will assume OPEB obligations for such retirees. With respect to the retirement incentives, buy outs, buy downs and severance payments agreed to by Delphi and the UAW in the MOU, GM's financial contribution for such payments will be described in the GM-Delphi Settlement Agreement, which has not yet been finalized. GM further committed to make a payment to the UAW in the amount of $450 million, which the UAW has instructed GM to pay into the GM UAW Mitigation VEBA. GM will be required to make any such payments upon execution of the GM-Delphi Settlement Agreement and substantial confirmation of the Delphi Reorganization Plan.

In the MOU, GM also agreed to make commitments to certain product programs at certain Delphi sites that will be kept by Delphi. In addition, at the Delphi sale sites (Saginaw Steering - Saginaw, Sandusky, Adrian, and Cottondale) and the Delphi "footprint" sites (Flint, Needmore Road, and Saginaw Manufacturing), GM agreed to cause the production operations and the active and inactive UAW employees to be transferred to a third party by certain dates and under certain circumstances. Finally, at each of the Delphi "footprint sites," GM agreed to provide a certain number of job opportunities by providing business to a facility operated by GM or a third party designated by GM, either of which would operate at a geographically proximate site.

Forward-Looking Statements

   In this report and in reports subsequently filed by GM with the SEC on Forms 10-K and 10-Q and filed or furnished on Form 8-K, and in related comments by management of GM, our use of the words "expect," "anticipate," "estimate," "forecast," "initiative," "objective," "plan," "goal," "project," "outlook," "priorities," "target," "intend," "evaluate," "pursue," "seek," "may," "would," "could," "should," "believe," "potential," "continue," "designed," "impact," or the negative of any of those words or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements in this report and subsequent reports which GM may file with the SEC on Form 10-K or Form 10-Q or file or furnish on Form 8-K, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and GM's actual results may differ materially due to a variety of important factors that may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q, and 8-K. Such factors include, among others, the ability of GM and Delphi to negotiate and execute the GM-Delphi Settlement Agreement, the willingness of all parties involved in resolving Delphi's bankruptcy proceedings to agree upon the Delphi Reorganization Plan, the risk that the proposed Delphi Reorganization Plan may be challenged by others, and the determination by the U.S. Bankruptcy Court whether to approve the Delphi Reorganization Plan.

   We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.



                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                               (Registrant)


Date:  July 25, 2007                 By:  /s/NICK S. CYPRUS
                                     ---  -----------------
                                          (Nick S. Cyprus
                                           Controller and
                                           Chief Accounting Officer)